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                                                                       Exhibit 4

                    INCORPORATED UNDER THE LAWS OF THE STATE OF
                                      MARYLAND


                        LINCOLN NATIONAL MANAGED FUND, INC.
                AUTHORIZED CAPITAL 50,000,000 SHARES $.01 PAR VALUE

THIS CERTIFIES THAT SPECIMENT IS THE OWNER OF ______________________________ FULL PAID AND NON-ASSESSABLE shares of the Capital Stock of LINCOLN NATIONAL MANAGED FUND, INC. TRANSFERABLE ON THE BOOKS OF THE CORPORATION IN PERSON OR BY DULY AUTHORIZED ATTORNEY UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED.

IN WITNESS WHEREOF, THE SAID CORPORATION HAS CAUSED THIS CERTIFICATE TO BE SIGNED BY ITS DULY AUTHORIZED OFFICERS AND SEALED WITH THE SEAL OF THE CORPORATION, THIS _________________________ DAY OF _________________________
A.D. 19




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                         Secretary                                    President